SNAP-ON INCORPORATED
401(k) SAVINGS PLAN

Financial Statements and Supplemental
Schedule as of December 31, 2002 and 2001
Independent Auditors' Report

                         SUPPLEMENTAL SCHEDULE FURNISHED

                                   PURSUANT TO

                   DEPARTMENT OF LABOR'S RULES AND REGULATIONS

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                            Page


INDEPENDENT AUDITORS' REPORT                                                  1

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS
 ENDED DECEMBER 31, 2002 AND 2001:

 Statements of Net Assets Available for Benefits                              2

 Statements of Changes in Net Assets Available for Benefits                   3

 Notes to Financial Statements                                               4-8

SUPPLEMENTAL SCHEDULE -

 Form 5500, Schedule H, Part IV, Line 4i - Schedule of Assets
  (Held at Year End)- December 31, 2002                                       9

Schedules not filed herewith are omitted because of the absence of conditions under which they are required.

INDEPENDENT AUDITORS' REPORT


To the Administrative Committee of the
 Snap-on Incorporated 401(k) Savings Plan:

We have audited the accompanying statement of net assets available for benefits of the Snap-on Incorporated 401(k) Savings Plan (the "Plan"), formerly known as the Snap-on Incorporated 401(k) Personal Savings Plan, as of December 31, 2002, and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The statement of net assets available for benefits as of December 31, 2001, and the related statement of changes in net assets available for benefits were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those statements in their report dated May 14, 2002.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits as of December 31, 2002, and the changes in its net assets available for benefits for the year then ended, in conformity with accounting principles generally accepted in the United States.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule referred to in the accompanying table of contents is presented for purposes of additional analysis and is not a required part of the 2002 basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the 2002 basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the 2002 basic financial statements taken as a whole.


/s/ Deloitte & Touche LLP

June 11, 2003
Milwaukee, WI

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------


                                               2002                2001

ACCRUED INCOME                             $       2,948       $       2,304

CONTRIBUTION RECEIVABLE                    $     493,527

INVESTMENTS, at fair value (Note 3)          107,435,974         114,992,265

OVERDRAFT                                       (420,431)           (427,246)
                                           -------------       -------------

NET ASSETS AVAILABLE FOR BENEFITS          $ 107,512,018       $ 114,567,323
                                           =============       =============


See notes to financial statements.

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------------------------


                                                                    2002                2001
ADDITIONS:
  Investment income (loss):
    Net depreciation in fair value of investments (Note 3)      $(18,108,752)       $(10,401,167)
    Interest and dividend income                                   2,092,989           4,948,605
    Other income (loss)                                              481,472              (2,181)
                                                                ------------        ------------
             Total investment (loss)                             (15,534,291)         (5,454,743)

CONTRIBUTIONS:
  Participant                                                     12,486,663          10,584,999
  Employer                                                         2,506,295             431,476
  Rollovers                                                          351,880             449,128
                                                                ------------        ------------

             Total contributions                                  15,344,838          11,465,603
                                                                ------------        ------------

             Total additions                                        (189,453)          6,010,860
                                                                ------------        ------------

DEDUCTIONS:
  Benefits paid to participants                                    6,957,155           5,442,163
  Administrative expenses                                             16,286              11,381
                                                                ------------        ------------

           Total deductions                                        6,973,441           5,453,544
                                                                ------------        ------------

TRANSFERS (TO) FROM AFFILIATED PLANS, net                           (107,589)         17,311,102
                                                                ------------        ------------

NET (DECREASE) INCREASE                                           (7,055,305)         17,868,418

NET ASSETS AVAILABLE FOR BENEFITS,
  BEGINNING OF YEAR                                              114,567,323          96,698,905
                                                                ------------        ------------

NET ASSETS AVAILABLE FOR BENEFITS,
  END OF YEAR                                                   $107,512,018        $114,567,323
                                                                ============        ============


See notes to financial statements.


SNAP-ON INCORPORATED
401(k) SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------


1.   DESCRIPTION OF PLAN

     General - The following brief description of the Snap-on Incorporated 401(k) Savings Plan (the "Plan") is provided for general information purposes only. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended. Participants should refer to the Plan document for more complete information.

     The Plan was adopted effective January 1, 1992, and was amended and restated January 1, 2001. Effective August 1, 2001, the name of the Plan was changed from the Snap-on Incorporated 401(k) Personal Savings Plan to the Snap-on Incorporated 401(k) Savings Plan. The purpose of the Plan is to provide eligible employees an opportunity to accumulate savings on a tax-advantage basis.

     Effective August 1, 2001, assets in the amount of $17,641,954 from Snap-on Tools Company 401(k) Matching Plan merged into the Plan.

     Eligibility - All regular and full-time employees of Snap-on Incorporated and participating subsidiaries (the "Company") who have attained age 21 and who do not participate in a collective bargaining group are eligible to participate in the Plan after a three-month period of employment during which at least 250 hours of service are completed. Effective January 1, 2001, each eligible employee, other than a temporary employee, who has attained age 18 shall become a participant on the date he or she performs an hour of service as defined in the Plan document.

     Effective July 1, 1995, employees of the Company classified as temporary who have attained age 21 and who do not participate in a collective bargaining group are eligible to participate in the Plan on the first January 1 or July 1 after a 12-month period of employment in which at least 1,000 hours of service is completed.

     Contributions - Eligible employees are able to make contributions to the Plan via salary deferral agreements. The annual contribution per participant is limited to the lesser of (a) the maximum 401(k) contribution allowed under the Internal Revenue Code ("IRC") or (b) 50% of the participant's compensation (10% for highly compensated participants). Participants have the option to allocate their account balances between 28 investment options: Snap-on Incorporated Common Stock, BGI Midcap Equity Index Fund, Master works BGI Alpha Stock Fund, International Equity Fund, BGI S&P 500 Stock Fund, BGI Bond Index Fund, BGI Asset Allocation Fund, The Managers Special Equity Fund, Merrill Lynch Aggregate Bond Index Fund, Templeton Foreign Fund, Franklin Balance Sheet Fund, PIMCO PEA Renaissance Fund Class A, Merrill Lynch Aggregate Bond Index Fund Class A Gm, Oppenheimer Capital Fund Gm, Oppenheimer Capital Fund, Oppenheimer High Yield Fund Class A, The Managers Special Equity Fund Gm, Alliance Growth and Income Fund Gm, Templeton Foreign Fund Gm, PIMCO PEA Renaissance Fund Class A Gm, Franklin Balance Sheet Fund Gm, Alliance Growth and Income Fund, Oppenheimer High Yield Fund Class A Gm, Merrill Lynch Retirement Reserves Money Market Fund Goal Manager Investment Fund, MFS Emerging Growth Fund Class A, BGI Money Market Fund and the Merrill Lynch Retirement Reserves Money Market Fund Gm.

     Prior to July 1, 2001, matching Company contributions were neither required nor permitted. Effective July 1, 2001, participants meeting certain criteria as defined in the Plan document, are eligible for a matching contribution ("Company Stock Match") in amounts determined at the discretion of their respective employers. Matching contributions for each eligible participant are made each calendar quarter in an amount equal to no greater than 50% of the eligible participant's 401(k) pretax contributions for that quarter, not to exceed a maximum of 6% (5% for participants at the East Troy, Elkhorn, Lincolnshire and EquiServ Field locations) of the eligible participant's pay for that calendar quarter, provided the eligible participant is an active employee on the last day of the calendar quarter or has retired, suffered a disability or died during the calendar quarter. The Company Stock Match is invested directly in Snap-on Incorporated common stock. A participant, prior to attaining age 55, shall not be eligible to direct the investment of his or her Company Stock Match account.

     Participant Accounts - Each participant's account is credited with the participant's contributions and allocations of (a) the Company Stock Match, when applicable and (b) Plan earnings, and charged with an allocation of administrative expenses. Allocations are based on the proportion that each participant's account balance bears to the total of all participant account balances.

     Vesting - Participants are 100% vested in their pretax contributions and actual earnings thereon.

     Participants become fully vested in the Company Stock Match as follows:

                       Years of                               Vested
                        Service                             Percentage

                      Less than 1                               0 %
                           1                                    25
                           2                                    50
                           3                                    75
                       4 or more                                100


     Participants at the East Troy, Elkhorn, Lincolnshire and EquiServe Field locations are fully vested in the Company Stock Match.

     Participant Loans - Participant loans are limited to 50% of the participant's account balance, not to exceed $50,000. The minimum loan amount is $1,000, and participants can only have one loan at any particular time. The loans bear interest at a fixed reasonable rate determined from time to time by the Plan administrator and are commensurate with local prevailing rates in effect at the time the loans are issued, with a maximum loan term of 5 years (personal loans) or 15 years (mortgage loans).

     Payment of Benefits - The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account. On termination of service due to death, disability or retirement, a participant may elect to be paid in the form of a single lump sum. A participant who is an employee at the time he or she is required by law to commence distribution, or anytime thereafter, may instead elect to receive annual installments not to exceed the life or the joint and last survivor life expectancy of the participant or his or her beneficiary. In-service and hardship withdrawals are also available.

     Forfeited Accounts - At December 31, 2002, forfeited nonvested accounts totaled $11,493. These accounts will be used to reduce future Company contributions.

     Plan Administration - The Plan's assets are held by Merrill Lynch Trust Company, FSB, the Trustee of the Plan. Contributions and Snap-on Incorporated stock are remitted to the Trustee, which invests cash received, interest and dividend income and makes distributions to participants. The Company is the Plan administrator. Investment management fees and other transaction-based fees are paid by the Plan. Loan fees are paid by the participant. Administrative fees for accounts of separated employees and beneficiaries are paid by the former employees or beneficiaries. All other expenses are paid by the Company.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Accounting - The financial statements have been prepared on the accrual basis of accounting.

     Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

     Investment Valuation and Income Recognition - All investments are stated at fair value based upon quoted market prices.

     Dividend income is recorded on the record date. Interest earned on investments is recorded on the accrual basis.

     Net Appreciation/Depreciation in Fair Value of Investments - The net depreciation in fair value of investments consists of realized gains or losses and unrealized appreciation (depreciation) in the fair value of such investments.

     Distributions - Benefits paid to participants are based upon the fair value of each participant's investment account as of the date of distribution and are recorded on the date of distribution. At December 31, 2002, benefit payments in the amount of $71,957 have been requested and are awaiting payment.

3.   INVESTMENTS

     The following presents investments that represent 5% or more of the Plan's net assets at December 31:

                                               2002              2001

        BGI S&P 500 Stock Fund               24,291,014       32,344,254
        BGI Asset Allocation Fund            22,619,950       27,897,627
        BGI Midcap Equity Index Fund         13,515,672       16,133,342
        ML Retirement Reserves*              12,510,542
        BGI Bond Index Fund                   9,796,621        7,764,496
        Snap-On Incorporated Common Stock*    6,905,306
        BGI Money Market Fund                                 10,870,909

        *Represents a party-in-interest

     During 2002 and 2001, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value as follows:

                                                    2002                2001

        Mutual funds                           $(13,709,476)       $(11,854,169)
        Common stock                               (787,382)          1,128,489
        Common collective trusts                 (3,611,894)            324,513
                                               ------------        ------------
                                               $(18,108,752)       $(10,401,167)
                                               ============        ============

     The Plan provides for investments in common stock, mutual funds and common collective trusts that, in general, are exposed to various risks such as interest rate, credit and overall market volatility risks. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statements of net assets available for Plan benefits.

4.   NONPARTICIPANT-DIRECTED INVESTMENTS

     Effective July 1, 2001, a nonparticipant-directed Company matching contribution to the Snap-on stock fund was established. Information about the net assets and the significant components of the changes in net assets relating to the Snap-on stock fund is as follows:

                                                       2002            2001
        Net assets -
          Snap-on Incorporated common stock*        $6,905,306      $5,325,646
                                                    ==========      ==========
        Changes in net assets:
          Contributions                             $2,557,464      $1,265,508
          Earnings                                     186,283       1,207,613
          Distributions                               (576,333)       (158,703)
          Transfers, net                               (41,047)       (566,193)
                                                    ----------      ----------
                                                    $2,126,367      $1,748,225
                                                    ==========      ==========


        *Includes some shares that are participant directed.


5.   PLAN TERMINATION

     Although it has not expressed any intention to do so, the Company reserves the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants would become 100% vested in their Company Stock Match.

6.   TAX STATUS

     The Internal Revenue Service has determined and informed the Company by a letter dated March 29, 1996, that the Plan and related trust are designed in accordance with applicable sections of the IRC. Although the Plan has been amended since receiving the determination letter, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

7.   RELATED-PARTY TRANSACTIONS

     The Plan's trustee fees, as well as most administrative fees, are borne by the Company. The Plan also invests in Snap-on Incorporated common stock and mutual funds and money market funds managed by the Plan's trustee. These transactions are not considered prohibited transactions by statutory exemptions under ERISA regulations.

                                    * * * * *

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN

FORM 5500, SCHEDULE H, PART IV, LINE 4i - SCHEDULE OF ASSETS
(HELD AT YEAR END)
DECEMBER 31, 2002
-----------------------------------------------------------------------------------------------


                                Identity of Issuer/                              Current
                             Description of Investment        Cost (a)            Value

SNAP-ON INCORPORATED COMMON STOCK,
  245,653 shares                                            $ 7,571,308       $  6,905,306
                                                            ===========
COMMON COLLECTIVE TRUSTS:
  BGI Midcap Equity Index Fund                                                  13,515,672
  Masterworks Alpha Stock Fund                                                   4,078,796

MUTUAL FUNDS:
  BGI Asset Allocation Fund                                                     22,619,950
  The Managers Special Equity Fund                                               2,762,452
  BGI S&P 500 Stock Fund                                                        24,291,014
  BGI Bond Index Fund                                                            9,796,621
  Templeton Foreign Fund                                                         1,786,610
  PIMCO PEA Renaissance Fund Class A                                             1,375,321
  Franklin Balance Sheet Fund                                                      978,161
  ML AGR Bond Index Fund*                                                          952,356
  ML AGR Bond Index Fund Class A Gm*                                               772,686
  Oppenheimer Capital Fund Gm                                                      569,661
  Templeton Foreign Fund  Gm                                                       198,465
  Alliances Growth and Income Fund Gm                                              192,827
  The Manager Special Equity Fund Gm                                               179,264
  Alliance Growth and Income Fund  Gm                                              174,844
  Oppenheimer High Yield Fund Class A                                              132,228
  Oppenheimer Capital Fund                                                         126,254
  PIMCO PEA Renaissance Fund Class A Gm                                            100,449
  Franklin Balance Sheet Fund Gm                                                    95,633
  Oppenheimer High Yield Fund Class A Gm                                            81,821

MONEY MARKET FUNDS:
  ML Retirement Reserves*                                                       12,510,542
  ML Retirement Reserves Gm*                                                       180,840
                                                                              ------------
                                                                               104,377,773

LOANS TO PARTICIPANTS (interest rates
  ranging from 8.25% to 10%)*                                                    3,056,407
                                                                              ------------

                                                                              $107,434,180
                                                                              ============
*Party-in-interest.

(a) Cost information required only for nonparticipant-directed investment.

SNAP-ON INCORPORATED 401(k)
PERSONAL SAVINGS PLAN FOR
COLLECTIVE BARGAINED GROUPS

Financial Statements and Supplemental
Schedule as of December 31, 2002 and 2001 and Independent Auditors' Report

                         SUPPLEMENTAL SCHEDULE FURNISHED

                                   PURSUANT TO

                      DEPARTMENT OF LABOR'S RULES AND REGULATIONS

SNAP-ON INCORPORATED
401(k) PERSONAL SAVINGS PLAN
FOR COLLECTIVE BARGAINED GROUPS

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                            Page


INDEPENDENT AUDITORS' REPORT                                                  1

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS
 ENDED DECEMBER 31, 2002 AND 2001:

 Statements of Net Assets Available for Benefits                              2

 Statements of Changes in Net Assets Available for Benefits                   3

 Notes to Financial Statements                                               4-6

SUPPLEMENTAL SCHEDULE -

 Form 5500, Schedule H, Part IV, Line 4i - Schedule of Assets
  (Held at Year End) - December 31, 2002                                      7

Schedules not filed herewith are omitted because of the absence of conditions under which they are required.

INDEPENDENT AUDITORS' REPORT


To the Administrative Committee of the
  Snap-on Incorporated 401(k) Personal Savings
  Plan for Collective Bargained Groups:

We have audited the accompanying statement of net assets available for benefits of the Snap-on Incorporated 401(k) Personal Savings Plan for Collective Bargained Groups (the "Plan") as of December 31, 2002, and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The statement of net assets available for benefits, as of December 31, 2001, and the related statement of changes in net assets available for benefits, were audited by other auditors who have ceased operations. These auditors expressed an unqualified opinion on those statements in their report dated May 14, 2002.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2002 financial statements referred to above present fairly, in all material respects, the net assets available for benefits as of December 31, 2002, and the changes in its net assets available for benefits for the year then ended, in conformity with accounting principles generally accepted in the United States.

Our audit was made for the purpose of forming an opinion on the 2002 basic financial statements taken as a whole. The supplemental schedule referred to in the accompanying table of contents is presented for purposes of additional analysis and is not a required part of the 2002 basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the 2002 basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the 2002 basic financial statements taken as a whole.



/s/ Deloitte & Touche LLP

June 11, 2003
Milwaukee, WI

SNAP-ON INCORPORATED
401(k) PERSONAL SAVINGS PLAN
FOR COLLECTIVE BARGAINED GROUPS



STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------


                                                  2002                2001

CASH                                           $       101        $       121

ACCRUED INCOME                                         935                889

INVESTMENTS, at fair value (Note 3)             13,776,890         15,457,222
                                               -----------        -----------

NET ASSETS AVAILABLE FOR BENEFITS              $13,777,926        $15,458,232
                                               ============       ===========


See notes to financial statements.

SNAP-ON INCORPORATED
401(k) PERSONAL SAVINGS PLAN
FOR COLLECTIVE BARGAINED GROUPS

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED DECEMBER 31, 2002 AND 2001
-------------------------------------------------------------------------------------------------


                                                                     2002               2001
ADDITIONS:
  Investment income (loss):
    Net depreciation in fair value of investments (Note 3)      $ (2,395,490)       $ (1,802,448)
    Interest and dividend income                                     282,946             804,177
    Other income (loss)                                             (105,300)                622
                                                                ------------        ------------

             Total investment (loss)                              (2,217,844)           (997,649)

CONTRIBUTIONS:
  Participant                                                      1,447,342           1,418,894
  Rollovers                                                            3,406                 598
                                                                ------------        ------------

             Total contributions                                   1,450,748           1,419,492
                                                                ------------        ------------

             Total additions                                        (767,096)            421,843
                                                                ------------        ------------

DEDUCTIONS:
  Benefits paid to participants                                      910,419             592,326
  Administrative expenses                                              2,791               3,989
                                                                ------------        ------------

           Total deductions                                          913,210             596,315
                                                                ------------        ------------

TRANSFERS (TO) FROM AFFILIATED PLANS, net                                                (37,914)
                                                                ------------        ------------

NET (DECREASE)                                                    (1,680,306)           (212,386)

NET ASSETS AVAILABLE FOR BENEFITS,
  BEGINNING OF YEAR                                               15,458,232          15,670,618
                                                                ------------        ------------

NET ASSETS AVAILABLE FOR BENEFITS,
  END OF YEAR                                                   $ 13,777,926        $ 15,458,232
                                                                ============        ============


See notes to financial statements.


SNAP-ON INCORPORATED
401(k) PERSONAL SAVINGS PLAN
FOR COLLECTIVE BARGAINED GROUPS

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------


1.   DESCRIPTION OF PLAN

     General - The following brief description of the Snap-on Incorporated 401(k) Personal Savings Plan for Collective Bargained Groups (the "Plan") is provided for general information purposes only. The Plan is subject to the provisions of the Employee Retirement Income Security Act ("ERISA") of 1974, as amended. Participants should refer to the Plan document for more complete information.

     The Plan was adopted effective June 1, 1992, and was amended and restated January 1, 2001. The purpose of the Plan is to provide eligible employees an opportunity to accumulate savings on a tax-advantage basis.

     Eligibility - All regular and full-time union employees of Snap-on Incorporated (the "Company") whose conditions of employment are covered by a collective bargaining agreement are eligible to participate on the first day of the next month after the date he or she attains age 21 and completes a three-month eligibility period in which he or she is credited with at least 250 hours of service.

     Effective July 1, 1995, employees of the Company classified as temporary whose conditions of employment are covered by a collective bargaining agreement are eligible to participate on the first January 1 or July 1 after the date he or she attains age 21 and completes a 12-month eligibility period in which he or she is credited with at least 1,000 hours of service.

     Contributions - Eligible employees are able to make contributions to the Plan via salary deferral agreements. The annual maximum contribution per participant is limited to the lesser of (a) the maximum 401(k) contribution allowed under the Internal Revenue Code ("IRC") or (b) 50% of the participant's compensation (6% for highly compensated employees). Participants have the option to allocate their account balances between 27 investment options: Snap-on Incorporated Common Stock, BGI Midcap Equity Index Fund, Masterworks Alpha Stock Fund, International Equity Fund, BGI Money Market Fund, BGI S&P 500 Stock Fund, BGI Bond Index Fund, BGI Asset Allocation Fund, The Managers Special Equity Fund, Merrill Lynch Aggregate Bond Index Fund, Templeton Foreign Fund, Franklin Balance Sheet Fund, PIMCO PEA Renaissance Fund Class A, Merrill Lynch Aggregate Bond Index Fund Class A Gm, Oppenheimer Capital Fund Gm, Oppenheimer Capital Fund, Oppenheimer High Yield Fund Class A, The Managers Special Equity Fund Gm, Alliance Growth and Income Fund Gm, Templeton Foreign Fund Gm, PIMCO PEA Renaissance Fund Class A Gm, Franklin Balance Sheet Fund Gm, Alliance Growth and Income Fund, Oppenheimer High Yield Fund Class A Gm, Merrill Lynch Retirement Reserves Money Market Fund, and the Company makes no contributions to the Plan.

     Participant Accounts - Individual accounts are maintained for each of the Plan's participants to reflect the participant's contributions as well as the participant's share of the Plan's income and any related administrative expenses. Allocations are based on the proportion that each participant's account balance bears to the total of all participant account balances.

     Vesting - Participants are 100% vested in their contributions including the earnings attributable to them.

     Participant Loans - Participant loans are limited to 50% of the participant's account balance, not to exceed $50,000. The minimum loan amount is $1,000, and participants can only have one loan at any particular time. The loans bear interest at a fixed reasonable rate determined from time to time by the Plan administrator and are commensurate with local prevailing rates in effect at the time the loans are issued, with a maximum loan term of 5 years (personal loans) or 15 years (mortgage loans).

     Payment of Benefits - The benefit to which a participant is entitled is the benefit that can be provided from the participant's account. On termination of service due to death, disability or retirement, a participant shall be paid in the form of a single lump sum. A participant who is an employee at the time he or she is required by law to commence distribution, or anytime thereafter, may instead elect to receive annual installments not to exceed the life or the joint and last survivor life expectancy of the participant or his or her beneficiary. In-service and hardship withdrawals are also available.

     Rollovers - Rollovers represent amounts transferred to the Plan by new participants from other qualified plans.

     Plan Administration - The Plan's assets are held by Merrill Lynch Trust Company, FSB, the Trustee of the Plan. Contributions are remitted to the Trustee, which invests cash received, interest and dividend income and makes distributions to participants. The Company is the Plan administrator. Investment management fees and other transaction-based fees are paid by the Plan. Loan fees are paid by the participants. Administrative fees for accounts of separated employees and beneficiaries are paid by the former employees or beneficiaries. All other expenses are paid by the Company.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Accounting - The financial statements have been prepared on the accrual basis of accounting.

     Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

     Investment Valuation and Income Recognition - All investments are stated at fair value based upon quoted market prices.

     Dividend income is recorded on the record date. Interest earned on investments is recorded on the accrual basis.

     Net Appreciation/Depreciation in Fair Value of Investments - The net appreciation/depreciation in fair value of investments consists of realized gains or losses and unrealized appreciation (depreciation) in the fair value of such investments.

     Distributions - Benefits paid to participants are based upon the fair value of each participant's investment account as of the date of distribution. Distributions to participants are recognized when paid. There were no benefit payments awaiting payment as of December 31, 2002.

3.   INVESTMENTS

     The following presents investments that represent 5% or more of the Plan's net assets at December 31:

                                                  2002              2001

BGI Asset Allocation Fund                      $4,265,502        $5,036,221
BGI S&P 500 Stock Fund                          3,521,822         4,832,717
BGI Midcap Equity Index Fund                    1,500,356         1,623,174
ML Retirement Reserve                           1,423,344                 -
BGI Bond Index Fund                             1,110,199           903,569
BGI Money Market Fund                                   -         1,122,509

     During 2002 and 2001, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value as follows:

                                                  2002              2001

Mutual funds                                   $(2,000,438)      $(1,759,888)
Common stock                                       (50,247)           75,331
Common collective trusts                          (344,805)         (117,891)
                                               -----------       -----------

                                               $(2,395,490)      $(1,802,448)
                                               ===========       ===========

     The Plan provides for investments in common stock, common collective trusts and mutual funds that, in general, are exposed to various risks such as interest rate, credit and overall market volatility risks. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statements of net assets available for Plan benefits.

4.   PLAN TERMINATION

     Although it has not expressed any intention to do so, the Company reserves the right to terminate the Plan at any time. If the Plan is terminated, all accounts will automatically become payable as determined by the Plan administrator.

5.   TAX STATUS

     The Internal Revenue Service has determined and informed the Company by a letter dated April 3, 1995, that the Plan and related trust are designed in accordance with applicable sections of the IRC. Although the Plan has been amended since receiving the determination letter, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

6.   RELATED-PARTY TRANSACTIONS

     The Plan's trustee fees, as well as most administrative fees, are borne by the Company. The Plan also invests in Snap-on Incorporated common stock. These transactions are not considered prohibited transactions by statutory exemption under the ERISA regulations.

                                    * * * * *

SNAP-ON INCORPORATED
401(k) PERSONAL SAVINGS PLAN FOR COLLECTIVE BARGAINED GROUPS

FORM 5500, SCHEDULE H, PART IV, LINE 4i - SCHEDULE OF ASSETS
(HELD AT YEAR END)
DECEMBER 31, 2002
-----------------------------------------------------------------------------------------


                                        Identity of Issuer/                Current
                                     Description of Investment              Value

COMMON COLLECTIVE TRUSTS:
  BGI Midcap Equity Index Fund                                           $  1,500,356
  Masterworks Alpha Stock Fund                                                254,040

MUTUAL FUNDS:
  BGI Asset Allocation Fund                                                 4,265,502
  BGI S&P 500 Stock Fund                                                    3,521,822
  BGI Bond Index Fund                                                       1,110,199
  The Managers Special Equity Fund                                            301,236
  Templeton Foreign Fund                                                      213,281
  PIMCO PEA Renaissance Fund Class A                                           52,264
  ML AGR Bond Index Class A Gm*                                                50,947
  ML AGR Bond Index Fund*                                                      47,165
  Oppenheimer Capital Fund GM                                                  30,688
  Franklin Balance Sheet Fund                                                  24,735
  Alliance Growth and Income Fund Gm                                           11,784
  Templeton Foreign Fund Gm                                                     9,090
  The Managers Special Equity Fund Gm                                           9,047
  PIMCO PEA Renaissance Fund Class A Gm                                         6,735
  Franklin Balance Sheet Fund Gm                                                6,415
  Oppenheimer Capital Fund                                                      5,436
  Alliance Growth and Income Fund                                               5,194
  Oppenheimer High Yield Fund Class A Gm                                        2,534
  Oppenheimer High Yield Fund Class A                                           1,602

MONEY MARKET FUNDS:
  ML Retirement Reserves*                                                   1,423,344
  ML Retirement Reserves Gm*                                                    6,756

                                                                           12,860,172

SNAP-ON INCORPORATED COMMON STOCK*                                            322,004

LOANS TO PARTICIPANTS (interest rates ranging from 5.25% to 12.5%)*           594,714

                                                                         $ 13,776,890

*Party-in-interest.


SNAP-ON INCORPORATED
401(k) SAVINGS PLAN
FOR SUBSIDIARIES

Financial Statements and Supplemental
Schedule as of December 31, 2002 and 2001 and Independent Auditors' Report

                         SUPPLEMENTAL SCHEDULE FURNISHED

                                   PURSUANT TO

                      DEPARTMENT OF LABOR'S RULES AND REGULATIONS

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN FOR SUBSIDIARIES

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                            Page


INDEPENDENT AUDITORS' REPORT                                                  1

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS
 ENDED DECEMBER 31, 2002 AND 2001:

 Statements of Net Assets Available for Benefits                              2

 Statements of Changes in Net Assets Available for Benefits                   3

 Notes to Financial Statements                                               4-7

SUPPLEMENTAL SCHEDULE -

 Form 5500, Schedule H, Part IV, Line 4i - Schedule of Assets
  Held at Year End - December 31, 2002                                        8

Schedules not filed herewith are omitted because of the absence of conditions under which they are required.

INDEPENDENT AUDITORS' REPORT


To the Administrative Committee of the
  Snap-on Incorporated 401(k) Savings
  Plan for Subsidiaries:

We have audited the accompanying statement of net assets available for Plan benefits of the Snap-on Incorporated 401(k) Savings Plan for Subsidiaries (the "Plan") as of December 31, 2002, and the related statement of changes in net assets available for Plan benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits. The statement of net assets available for Plan benefits as of December 31, 2001, and the related statement of changes in net assets available for benefits of the Plan, were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those statements in their report dated May 14, 2002.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2002 financial statements referred to above present fairly, in all material respects, the net assets available for Plan benefits as of December 31, 2002, and the changes in its net assets available for Plan benefits for the year then ended, in conformity with accounting principles generally accepted in the United States.

Our audit was made for the purpose of forming an opinion on the 2002 basic financial statements taken as a whole. The supplemental schedule referred to in the accompanying table of contents is presented for purposes of additional analysis and is not a required part of the 2002 basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the 2002 basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic 2002 financial statements taken as a whole.


/s/ Deloitte & Touche LLP

June 11, 2003
Milwaukee, WI

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN FOR SUBSIDIARIES

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2002 AND 2001
-------------------------------------------------------------------------------


                                               2002               2001

CASH                                        $        67

ACCRUED INCOME                                    1,481        $     1,066

EMPLOYER CONTRIBUTION RECEIBABLE                                   218,750

INVESTMENTS, at fair value (Note 3)          20,848,236         24,100,596
                                            -----------        -----------

NET ASSETS AVAILABLE FOR BENEFITS           $20,849,784        $24,320,412
                                            ===========        ===========


See notes to financial statements.

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN FOR SUBSIDIARIES

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED DECEMBER 31, 2002 AND 2001
-----------------------------------------------------------------------------------------------


                                                                    2002               2001
ADDITIONS:
  Investment income (loss):
    Net depreciation in fair value of investments (Note 3)      $(3,504,569)       $(2,454,283)
    Interest and dividend income                                    382,937            838,042
    Other income (loss)                                            (316,660)           (12,445)
                                                                -----------        -----------

             Total investment (loss)                             (3,438,292)        (1,628,686)

CONTRIBUTIONS:
  Participant                                                     1,877,737          1,807,499
  Employer                                                          626,768          1,026,040
  Rollovers                                                         185,296            430,882
                                                                -----------        -----------

             Total contributions                                  2,689,801          3,264,421
                                                                -----------        -----------

             Total additions                                       (748,491)         1,635,735
                                                                -----------        -----------

DEDUCTIONS:
  Benefits paid to participants                                   2,718,026          1,149,281
  Administrative expenses                                             4,110              2,551
                                                                -----------        -----------

           Total deductions                                       2,722,136          1,151,832
                                                                -----------        -----------

TRANSFERS (TO) FROM AFFILIATED PLANS, net                                (1)               405
                                                                -----------        -----------

NET (DECREASE) INCREASE                                          (3,470,628)           484,308

NET ASSETS AVAILABLE FOR BENEFITS,
  BEGINNING OF YEAR                                              24,320,412         23,836,104
                                                                -----------        -----------

NET ASSETS AVAILABLE FOR BENEFITS,
  END OF YEAR                                                   $20,849,784        $24,320,412
                                                                ===========        ===========


See notes to financial statements.

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN FOR SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------


1.   DESCRIPTION OF PLAN

     General - The following brief description of the Snap-on Incorporated 401(k) Savings Plan for Subsidiaries (the "Plan") is provided for general information purposes only. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended. Participants should refer to the Plan document for more complete information.

     The Plan was adopted effective April 1, 1998, and was amended and restated January 1, 2001. The purpose of the Plan is to provide eligible employees an opportunity to accumulate savings on a tax-advantage basis.

     Effective July 1, 1999, the assets of Edge Diagnostic Systems 401(k) Savings Plan were merged into the Plan. Effective August 1, 1999, the assets of Sioux Tools, Inc. 401(k) Plan were merged into the Plan. Effective February 1, 2000, the assets of the Thomson Holding Inc. Savings Plan and Snap-on Incorporated 401(k) Savings Plan (for Snap-on Diagnostics, San Jose, CA) merged into the Plan.

     Eligibility - The Plan covers the employees of J.H. Williams Company, Automotive Data Systems, Sioux Tools, Snap-on Diagnostics San Jose, and Mitchell Repair Information Company. Any employee satisfying the above requirement with at least three months service is eligible to participate in the Plan for the purpose of pretax contributions, unless he or she is covered by a collective bargaining agreement, is leased from another company, is a nonresident alien who receives no income from U.S. sources subject to U.S. income taxes or is employed in a U.S. territory. Effective January 1, 2001, each eligible employee, other than a temporary employee, who has attained age 18 shall become a participant on the date he or she first performs an hour of service.

     Effective January 1, 2001, each eligible employee who is a temporary employee shall become a participant on the first January 1 or July 1 after the date he or she attains age 21 and completes a year of service.

     Contributions - Eligible employees are able to make contributions to the Plan via salary deferral agreements. The annual contribution per participant is limited to the lesser of (a) the maximum 401(k) contribution allowed under the Internal Revenue Code ("IRC") or (b) 50% of the participant's compensation. Participants have the option to allocate their account balances between 24 investment options: Snap-on Incorporated Common Stock, BGI Midcap Equity Index Fund, BGI Alpha Stock Fund, BGI S&P 500 Stock Fund, BGI Bond Index Fund, BGI Asset Allocation Fund, The Managers Special Equity Fund, Merrill Lynch Aggregate Bond Index Fund, Templeton Foreign Fund, Franklin Balance Sheet Fund, PIMCO PEA Renaissance Fund Class A, Merrill Lynch Aggregate Bond Index Fund Class A Gm, Oppenheimer Capital Fund Gm, Oppenheimer Capital Fund, Oppenheimer High Yield Fund Class A, The Managers Special Equity Fund Gm, Alliance Growth and Income Fund Gm, Templeton Foreign Fund Gm, PIMCO PEA Renaissance Fund Class A Gm, Franklin Balance Sheet Fund Gm, Alliance Growth and Income Fund, Oppenheimer High Yield Fund Class A Gm, Merrill Lynch Retirement Reserves Money Market Fund, and the Merrill Lynch Retirement Reserves Money Market Fund Gm.

     For employees of J.H. Williams, for each pretax dollar contributed (up to the first 12% of eligible pay), the employer will contribute 50%. For employees of Sioux Tools, Inc., Snap-on Diagnostics, San Jose, Mitchell Repair Information Company, and Automotive Data Systems, for each pretax dollar contributed (up to the first 6% of eligible pay), the employer will contribute 50%.

     Participant Accounts - Individual accounts are maintained for each of the Plan's participants to reflect the participant's contributions and related employer contributions as well as the participant's share of the Plan's income and any related administrative expenses. Allocations are based on the proportion that each participant's account balance bears to the total of all participant account balances.

     Vesting - Participants are 100% vested in their pretax contributions including the earnings thereon.

     Participants become fully vested in the employer contribution as follows:

                       Years of                               Vested
                        Service                             Percentage

                      Less than 1                               0 %
                           1                                    25
                           2                                    50
                           3                                    75
                       4 or more                                100


     Participant Loans - Participant loans are limited to 50% of the participant's account balance, not to exceed $50,000. The minimum loan amount is $1,000, and participants can only have one loan at any particular time. The loans bear interest at a fixed reasonable rate determined from time to time by the Plan administrator and are commensurate with local prevailing rates in effect at the time the loans are issued, with a maximum loan term of 5 years (personal loans) or 15 years (mortgage loans).

     Payment of Benefits - The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account. On termination of service due to death, disability or retirement, a participant may elect to be paid in the form of a single lump sum or annual installments not to exceed the life or the joint and last survivor life expectancy of the participant or his or her beneficiary. In-service and hardship withdrawals are also available.

     Forfeited Accounts - At December 31, 2002, forfeited nonvested accounts totaled $19,456. These accounts will be used to reduce future employer contributions. Also, in 2002, employer contributions were reduced by $4,763 from forfeited accounts from previous years.

     Rollovers - Rollovers represent amounts transferred to the Plan by new participants from other qualified plans.

     Plan Administration - The Plan's assets are held by Merrill Lynch Trust Company, FSB, the Trustee of the Plan. Contributions and Snap-on stock are remitted to the Trustee, which invests cash received, interest and dividend income and makes distributions to participants. The Company is the Plan administrator. Investment management fees and other transaction-based fees are paid by the Plan. Loan fees are paid by the participant. Administrative fees for accounts of separated employees and beneficiaries are paid by the former employees or beneficiaries. All other expenses are paid by the Company.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Accounting - The financial statements have been prepared on the accrual basis of accounting.

     Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

     Investment Valuation and Income Recognition - All investments are stated at fair value based upon quoted market prices.

     Dividend income is recorded on the record date. Interest earned on investments is recorded on the accrual basis.

     Net Depreciation in Fair Value of Investments - The net depreciation in fair value of investments consists of realized gains or losses and unrealized appreciation (depreciation) in the fair value of such investments.

     Distributions - Benefits paid to participants are based upon the fair value of each participant's investment account as of the date of distribution and are recorded on the date of the distribution. At December 31, 2002 there were no benefit payments requested and awaiting payment.

3.   INVESTMENTS

     The following presents investments that represent 5% or more of the Plan's net assets at December 31:

                                                     2002             2001

          BGI S&P 500 Stock Fund                 $ 3,818,180       $5,555,043
          BGI Midcap Equity Index Fund             3,755,961        5,826,971
          ML Retirement Reserves*                  3,749,219
          BGI Bond Index Fund                      2,086,884
          BGI Asset Allocation Fund                2,001,446        2,443,523
          BGI Money Market Fund                                     4,854,206
          MFS Emerging Growth Fund Class A                          2,035,468

          *Represents a party-in-interest

     During 2002 and 2001, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) depreciated in value as follows:

                                                    2002               2001

          Mutual funds                          $(2,589,857)       $(2,205,338)
          Common stock                              (22,027)            26,975
          Common collective trusts                 (892,685)          (275,920)
                                                -----------        -----------

                                                $(3,504,569)       $(2,454,283)
                                                ===========        ===========

     The Plan provides for investments in common stock, mutual funds and common collective trusts that, in general, are exposed to various risks such as interest rate, credit and overall market volatility risks. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statements of net assets available for Plan benefits.

4.   PLAN TERMINATION

     Although it has not expressed any intention to do so, the Company reserves the right to terminate the Plan at any time. If the Plan is terminated, all accounts will automatically become payable as determined by the Plan administrator.

5.   TAX STATUS

     The Internal Revenue Service has determined and informed the Company by a letter dated January 18, 1996, that the Plan and related trust are designed in accordance with applicable sections of the IRC. Although the Plan has been amended since receiving the determination letter, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

6.   RELATED-PARTY TRANSACTIONS

     The Plan's trustee fees, as well as most administrative fees, are borne by the Company. The Plan also invests in Snap-on Incorporated common stock. The Plan invests in mutual funds and money market funds managed by the Plan's trustee. These transactions are not considered prohibited transactions by statutory exemptions under ERISA regulations.

7.   RECONCILIATION TO FORM 5500

     The following is a reconciliation of Employer contributions per the financial statements to the Form 5500 for the year ended December 31, 2001:

          Net assets available for benefits per Form 5500         $24,101,662
          Employer contribution receivable                            218,750
                                                                  -----------

               Net assets available per financial statements      $24,320,412
                                                                  ===========


     Employer contributions per the Plan's Form 5500 are different than the amount reported in the financial statements due to a difference in the timing of recognizing such amounts.


                                    * * * * *

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN FOR SUBSIDIARIES

FORM 5500, SCHEDULE H, PART IV, LINE 4i - SCHEDULE OF ASSETS
(HELD AT YEAR END)
DECEMBER 31, 2002
-------------------------------------------------------------------------------------------


                  Identity of Issuer/                                            Current
               Description of Investment                                          Value
COMMON COLLECTIVE TRUSTS:
  BGI Midcap Equity Index Fund                                                 $ 3,755,961
  BGI Alpha Stock Fund                                                             495,844

MUTUAL FUNDS:
  BGI S&P 500 Stock Fund                                                         3,818,180
  BGI Bond Index Fund                                                            2,086,885
  BGI Asset Allocation Fund                                                      2,001,446
  The Managers Special Equity Fund                                               1,000,025
  ML AGR Bond Index Fund*                                                          553,686
  Templeton Foreign Fund                                                           404,742
  Franklin Balance Sheet Fund                                                      370,177
  PIMCO PEA Renaissance Fund Class A                                               357,984
  ML AGR Bond Index Fund Class A Gm*                                               321,350
  Oppenheimer Capital Fund Gm                                                      267,577
  Oppenheimer Capital Fund                                                         129,814
  Oppenheimer High Yield Fund Class A                                              106,357
  The Managers Special Equity Fund Gm                                               84,564
  Alliance Growth and Income Fund Gm                                                83,918
  Templeton Foreign Fund Gm                                                         83,288
  PIMCO PEA Renaissance Fund Class A Gm                                             52,204
  Franklin Balance Sheet Fund Gm                                                    48,018
  Alliance Growth and Income Fund                                                   42,592
  Oppenheimer High Yield Fund Class A Gm                                            33,754

MONEY MARKET FUNDS:
  ML Retirement Reserves*                                                        3,749,219
  ML Retirement Reserves Gm*                                                        41,822
                                                                               -----------

                                                                                19,889,171

SNAP-ON INCORPORATED COMMON STOCK*                                                 172,539

LOANS TO PARTICIPANTS (interest rates ranging from 5.75% to 10.5%)*                786,290
                                                                               -----------

                                                                               $20,848,236
                                                                               ===========
*Party-in-interest.
